Investor Update on SEC Review of Registration Statement

Dear Fellow Stockholders:

Exodus is pleased to announce that the SEC review of our Registration Statement completed on December 5, 2024.

As many of our stockholders know, we anticipated listing our Class A common stock, par value $0.000001 (the “Common Stock”) on the NYSE American stock exchange at the open of trading on May 9, 2024. On May 3, 2024, we received approval from the NYSE American to be listed on their exchange. On May 8, 2024, we announced that the NYSE American informed us that the exchange would delay our listing until the Staff of the Securities and Exchange Commission (the “SEC”) completed its review of our registration statement on Form 10 (the “Registration Statement”).

In light of these developments and consistent with our commitment to transparency with our stockholders, the following provides an overview and update on the SEC Staff’s review of our Registration Statement.

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On February 28, 2024, consistent with our obligations under federal securities laws, we filed our initial Registration Statement that was subject to SEC review upon filing.
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On April 3, 2024, we received comments to the Registration Statement from the SEC Staff and began working diligently to respond and amend our Registration Statement accordingly.
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On April 28, 2024, the Registration Statement automatically became effective. Once the Registration Statement became effective, we became subject to certain public reporting requirements of the Exchange Act, including the requirement to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K as further detailed in our Registration Statement.
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On May 1, 2024, we filed Amendment No. 1 to the Registration Statement that, among other things, revised the Registration Statement to respond to the Staff’s comments and also submitted a letter to the SEC Staff responding to the Staff’s comments.
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On June 11, 2024, we received another set of comments to the revised Registration Statement from the SEC Staff and began working diligently to respond and amend our Registration Statement accordingly.
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On July 10, 2024, we filed Amendment No. 2 to the Registration Statement that, among other things, revised the Registration Statement to respond to the Staff’s comments and also submitted a letter to the SEC Staff responding to the Staff’s comments.
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On August 12, 2024, we received another set of comments to the revised Registration Statement from the SEC Staff and began working diligently to respond and amend our Registration Statement accordingly.
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On August 27, 2024, we filed Amendment No. 3 to the Registration Statement that, among other things, revised the Registration Statement to respond to the Staff’s comments and also submitted a letter to the SEC Staff responding to the Staff’s comments.

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On September 25, 2024, we received another set of comments to the revised Registration Statement from the SEC Staff and began working diligently to respond and amend our Registration Statement accordingly.
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On October 10, 2024, we filed Amendment No. 4 to the Registration Statement that, among other things, revised the Registration Statement to respond to the Staff’s comments and also submitted a letter to the SEC Staff responding to the Staff’s comments.
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On October 31, 2024, we received another set of comments to the revised Registration Statement from the SEC Staff and began working diligently to respond and amend our Registration Statement accordingly.
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On November 12, 2024, we filed Amendment No. 5 to the Registration Statement that, among other things, revised the Registration Statement to respond to the Staff’s comments and also submitted a letter to the SEC Staff responding to the Staff’s comments.
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On November 25, 2024, we received another set of comments to the revised Registration Statement from the SEC Staff and began working diligently to respond and amend our Registration Statement accordingly.
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On November 27, 2024, we filed Amendment No. 6 to the Registration Statement that, among other things, revised the Registration Statement to respond to the Staff’s comments and also submitted a letter to the SEC Staff responding to the Staff’s comments.
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On December 4, 2024, we received a request for confirmation from the SEC Staff and filed our confirmation on the same day.
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On December 5, 2024, we received a notice from the SEC Staff, informing Exodus that the SEC Staff has completed their review of Exodus’ filing. This notice marks the end of the SEC Staff review of the Registration Statement.

Exodus sends gratitude to the SEC Staff for their feedback and assistance during this review process.

Exodus remains committed to listing on a national securities exchange at a future date, now that the SEC Staff have completed their review of the Registration Statement. Until such time, the Company’s Common Stock will continue to trade on OTC Markets’ OTCQX exchange under the symbol “EXOD.”

Contact

Exodus Investor Relations
investors@exodus.com

About Exodus
Exodus is a financial technology leader empowering individuals and businesses with secure, user-friendly crypto software solutions. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use.

With self-custodial wallets, Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions include Passkeys Wallet and XO Swap, industry-leading tools for embedded crypto wallets and swap aggregation.

Exodus is committed to driving the future of accessible and secure finance. Learn more at www.exodus.com or follow us on X at x.com/exodus_io.

Disclosure Information
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Forward-Looking Statements
This communication contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “intend,” “believe,” or other comparable terminology. Forward-looking statements in this document include, but are not limited to, quotations from management regarding confidence in our products, services, business trajectory and plans, and certain business metrics. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and may cause actual results or performance to be materially and adversely different. These forward-looking statements speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.